Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of June 30, 2020, by and between AKARI THERAPEUTICS, PLC, a public limited company (with registered number 5252842) incorporated under the laws of England and Wales (the “Company”), and ASPIRE CAPITAL FUND, LLC, an Illinois limited liability company (the “Buyer”). Capitalized terms used herein and not otherwise defined herein are defined in Section 10 hereof.

WHEREAS:

Subject to the terms and conditions set forth in this Agreement, the Company wishes to sell to the Buyer, and the Buyer wishes to buy from the Company, up to Thirty Million Dollars ($30,000,000) of the Company’s ordinary shares, nominal value £0.01 per share (including any class of shares having substantially the same rights following any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction, the “Ordinary Shares”) which may be exchanged for American Depositary Shares (each American Depositary Share, an “ADS”), as determined in accordance with this Agreement. The ADSs to be issued to the Buyer in connection with any purchases of Ordinary Shares (the “Purchase Ordinary Shares”) pursuant to Section 1 of this Agreement are referred to as the “Purchase ADSs.” The Purchase Ordinary Shares underlying the Purchase ADSs are referred to together with the Purchase ADSs as the “Purchase Securities”.

The Purchase ADSs will be evidenced by American Depositary Receipts (“ADRs”) to be issued pursuant to the Deposit Agreement, dated as of December 7, 2012, among the Company, Deutsche Bank Trust Company Americas, as depositary (the “Depositary”), and all owners and holders from time to time of ADSs issued thereunder (as amended, and as may hereafter be amended or otherwise modified in accordance with its terms, the “Deposit Agreement”). Each ADS represents (subject to any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction) 100 Ordinary Shares deposited pursuant to the Deposit Agreement.

NOW THEREFORE, the Company and the Buyer hereby agree as follows:

1.	PURCHASE OF SECURITIES.

Subject to the terms and conditions set forth in this Agreement, the Company has the right to sell to the Buyer, and the Buyer has the obligation to purchase from the Company, Purchase Securities as follows:

(a)       Commencement of Purchases of Securities. Any time after Commencement (as defined below), the purchase and sale of Ordinary Shares and the related ADSs hereunder shall occur from time to time upon written notices by the Company to the Buyer on the terms and conditions as set forth herein following the satisfaction of the conditions (the “Commencement”) as set forth in Sections 6 and 7 below (the date of satisfaction of such conditions, the “Commencement Date”).

(b)       The Company’s Right to Require Regular Purchases. Subject to the terms and conditions of this Agreement, on any given Business Day after the Commencement Date, the Company shall have the right but not the obligation to direct the Buyer by its delivery to the Buyer of a Purchase Notice from time to time, and the Buyer thereupon shall have the obligation, to buy the number of Purchase ADSs specified in such notice, up to 150,000 Purchase ADSs, on such Business Day that Purchase Notice is delivered to the Buyer (as long as such notice is delivered on or before 5:00 p.m. Eastern Time) (each such purchase, a “Regular Purchase”) at the Purchase Price on the Purchase Date; however, in no event shall the Purchase Amount of a Regular Purchase exceed Five Hundred Thousand Dollars ($500,000) per Business Day. Upon receipt by the Company of full payment of the Purchase Amount related to such Regular Purchase, the Company shall (i) promptly deliver notice to the Registrar of the Regular Purchase, including instructions to its Registrar to promptly issue to the Depositary the Ordinary Shares to be issued in connection with such Regular Purchase and the Ordinary Shares so issued shall be deposited with the Depositary pursuant to the Deposit Agreement, and (ii) upon such deposit, the Company shall promptly direct the Depositary to promptly issue an amount of ADSs equal to the Purchase ADSs to be purchased by the Buyer in connection with such Regular Purchase. The Company may deliver additional Purchase Notices to the Buyer from time to time so long as there is not more than one outstanding purchase (either a Regular Purchase or VWAP Purchase) that is not then fully completed i.e. the Buyer has fully paid for and received such Purchase ADSs. The amounts in this Section 1(b) shall be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction.

(c)       VWAP Purchases. Subject to the terms and conditions of this Agreement, in addition to purchases of Purchase ADSs as described in Section 1(b) above, the Company shall also have the right but not the obligation to direct the Buyer by the Company’s delivery to the Buyer of a VWAP Purchase Notice from time to time as follows:

(i)       with one Business Day’s prior written notice (as long as such notice is delivered on or before 5:00 p.m. Eastern Time on the Business Day immediately preceding the VWAP Purchase Date), and the Buyer thereupon shall have the obligation, to buy the VWAP Purchase ADS Percentage of the trading volume of the ADSs on the VWAP Purchase Date up to the VWAP Purchase ADS Volume Maximum on the VWAP Purchase Date (each such purchase, a “VWAP Purchase”) at the VWAP Purchase Price. The Company may only deliver a VWAP Purchase Notice to the Buyer on or before 5:00 p.m. Eastern Time on a date on which the Company also submits a Purchase Notice for a Regular Purchase of 150,000 Purchase ADSs to the Buyer. Any single VWAP Purchase Notice shall be limited to no more than 250,000 Purchase ADSs in connection with such VWAP Purchase Notice. The VWAP Purchase Amount and the VWAP Purchase Price shall be determined at the end of the VWAP Purchase Date and confirmed by the Buyer and approved by the Company. However, the VWAP Purchase Amount and the VWAP Purchase Price shall be determined before the end of the VWAP Purchase Date at such time if during the VWAP Purchase Date either: (1) the Sale Price falls below the VWAP Minimum Price Threshold or (2) the trading volume of ADSs on the Principal Market exceeds the VWAP Purchase ADS Volume Maximum during normal trading hours. In such circumstances if:

(A)	the Sale Price falls below the VWAP Minimum Price Threshold during the VWAP Purchase Date, (1) the VWAP Purchase Amount shall be calculated using the VWAP Purchase ADS Percentage of the aggregate ADSs traded on the Principal Market for such portion of the VWAP Purchase Date prior to the time that the Sale Price fell below the VWAP Minimum Price Threshold and (2) the VWAP Purchase Price shall be calculated using the volume weighted average price of all ADSs sold during such portion of the VWAP Purchase Date prior to the time that the Sale Price fell below the VWAP Minimum Price Threshold.

OR

(B)	the trading volume of ADSs on the Principal Market exceeds the VWAP Purchase ADS Volume Maximum on the VWAP Purchase Date before normal trading hours end (meaning that the VWAP Purchase ADS Estimate has been reached at a time before the end of normal trading hours), the VWAP Purchase Amount and VWAP Purchase Price shall be calculated using the volume weighted average price of all ADSs sold during such portion of the VWAP Purchase Date prior to the time that the trading volume of ADSs on the Principal Market exceeds the VWAP Purchase ADS Volume Maximum.

(ii)       By no later than 5:00 p.m. Eastern Time on any VWAP Purchase Date, the Buyer shall submit to the Company a written confirmation of the VWAP Purchase in form and substance reasonably acceptable to the Company setting forth the VWAP Purchase Amount and the VWAP Purchase Price, i.e. the exact amount of ADSs to be sold pursuant to such VWAP Purchase Notice and the exact price to be paid by the Buyer to the Company. Upon approval by the Company of the VWAP Purchase Amount and the VWAP Purchase Price and receipt by the Company of full payment of the Purchase Amount related to such VWAP Purchase, the Company shall (i) promptly deliver notice to the Registrar of the VWAP Purchase, including instructions to its Registrar to promptly issue to the Depositary an amount of Ordinary Shares that the Company has confirmed to be issued in connection with such VWAP Purchase and the Ordinary Shares so issued shall be deposited with the Depositary pursuant to the Deposit Agreement, and (ii) upon such deposit, the Company shall promptly direct the Depositary to promptly issue an amount of ADSs equal to the Purchase ADSs to be purchased by the Buyer in connection with such VWAP Purchase. The Company may deliver additional VWAP Purchase Notices to the Buyer from time to time so long as there is not more than one outstanding purchase (either a Regular Purchase or VWAP Purchase) that is not then fully completed i.e. the Buyer has fully paid for and has received such Purchase ADSs. The amounts in this Section 1(c) shall be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction.

(d)       Payment for Purchase Securities. For each Regular Purchase, the Buyer shall pay to the Company an amount equal to the Purchase Amount as full payment for such Purchase ADSs via wire transfer of immediately available funds no later than one Business Day from receipt of a valid Purchase Notice and prior to the issuance of any Purchase Securities related to the Regular Purchase. For each VWAP Purchase, the Buyer shall pay to the Company an amount equal to the VWAP Purchase Amount as full payment for such Purchase ADSs via wire transfer of immediately available funds no later than one Business Day after the VWAP Purchase Date and prior to the issuance of any Purchase Securities related to such VWAP Purchase. All payments made under this Agreement shall be made in lawful money of the United States of America via wire transfer of immediately available funds to such account as the Company may from time to time designate by written notice in accordance with the provisions of this Agreement. Whenever any amount expressed to be due by the terms of this Agreement is due on any day that is not a Business Day, the same shall instead be due on the next succeeding day that is a Business Day.

(e)       Purchase Price Floor. The Company and the Buyer shall not effect any sales under this Agreement on any Purchase Date where the Closing Sale Price is less than the Floor Price. “Floor Price” means $0.25 per ADS, which shall not be adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction.

(f)       Records of Purchases. The Buyer and the Company shall each maintain records showing the remaining Available Amount at any given time and the dates and Purchase Amounts for each purchase, or shall use such other method reasonably satisfactory to the Buyer and the Company to reconcile the remaining Available Amount.

(g)       Taxes and Fees of the Depositary. The Company shall pay any and all transfer, stamp or similar taxes and fees that may be payable with respect to the issuance and delivery of any Securities to the Buyer made under this Agreement, including any and all fees and expenses of the Depositary or Registrar.

2.       BUYER’S REPRESENTATIONS AND WARRANTIES.

The Buyer represents and warrants to the Company that as of the date hereof and as of the Commencement Date:

(a)       Investment Purpose. The Buyer is entering into this Agreement and acquiring the Commitment Ordinary Shares (as defined in Section 4(e) hereof) and any ADSs that may be issued for the Commitment Ordinary Shares (the “Commitment ADSs” and together with the Commitment Ordinary Shares, the “Commitment Securities”) and the Purchase Securities (the Purchase Securities and the Commitment Securities are collectively referred to herein as the “Securities”), for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof; provided however, by making the representations herein, the Buyer does not agree to hold any of the Securities for any minimum or other specific term.

(b)       Accredited Investor Status. The Buyer is an “accredited investor” as that term is defined in Rule 501(a)(3) of Regulation D of the 1933 Act.

(c)       Reliance on Exemptions. The Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Securities.

(d)       Information. The Buyer has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that have been reasonably requested by the Buyer, including, without limitation, the SEC Documents (as defined in Section 3(f) hereof). The Buyer understands that its investment in the Securities involves a high degree of risk. The Buyer (i) is able to bear the economic risk of an investment in the Securities including a total loss, (ii) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the proposed investment in the Securities and (iii) has had an opportunity to ask questions of and receive answers from the officers of the Company concerning the financial condition and business of the Company and other matters related to an investment in the Securities. Neither such inquiries nor any other due diligence investigations conducted by the Buyer or its representatives shall modify, amend or affect the Buyer’s right to rely on the Company’s representations and warranties contained in Section 3 below. The Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

(e)       No Governmental Review. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the transaction of the Securities.

(f)       Transfer or Sale. The Buyer understands that except as provided in the Registration Rights Agreement (as defined in Section 4(a) hereof): (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder or (B) an exemption exists permitting such Securities to be sold, assigned or transferred without such registration; (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

(g)       Organization. The Buyer is a limited liability company duly organized and validly existing in good standing under the laws of the jurisdiction in which it is organized, and has the requisite organizational power and authority to own its properties and to carry on its business as now being conducted.

(h)       Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Buyer and is a valid and binding agreement of the Buyer enforceable against the Buyer in accordance with its terms, subject as to enforceability to (i) general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and (ii) public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation) with regards to indemnification, contribution or exculpation. The execution and delivery of the Transaction Documents (as defined in Section 3(b) hereof) by the Buyer and the consummation by it of the transactions contemplated hereby and thereby do not conflict with the Buyer’s certificate of organization or operating agreement or similar documents, and do not require further consent or authorization by the Buyer, its managers or its members.

(i)       Residency. The Buyer is a resident of the State of Illinois.

(j)       No Prior Short Selling. The Buyer represents and warrants to the Company that at no time prior to the date of this Agreement has any of the Buyer, its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any (i) “short sale” (as such term is defined in Section 242.200 of Regulation SHO of the 1934 Act) of the Securities or (ii) hedging transaction, which establishes a net short position with respect to the Securities.

3.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to the Buyer that as of the date hereof and as of the Commencement Date:

(a)       Organization and Qualification. The Company and its “Subsidiaries” (which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns more than 50% of the voting stock or capital stock or other similar equity interests) are corporations, partnerships, limited liability companies or other entities that are duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated or organized, and have the requisite corporate or organizational power and authority to own their properties and to carry on their business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign corporation, partnership, limited liability company or other entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing could not reasonably be expected to have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on any of: (i) the business, properties, assets, operations, results of operations or financial condition of the Company and its Subsidiaries, if any, taken as a whole, or (ii) the authority or ability of the Company to perform its obligations under the Transaction Documents. The Company has no material Subsidiaries except as set forth on Schedule 3(a).

(b)       Authorization; Enforcement; Validity. (i) The Company has the requisite power and authority to enter into and perform its obligations under this Agreement, the Registration Rights Agreement and each of the other agreements entered into by the parties on the Commencement Date and attached hereto as exhibits to this Agreement (collectively, the “Transaction Documents”), and to issue the Securities in accordance with the terms hereof and thereof, (ii) the execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, including without limitation the issuance of the Commitment Securities and the Purchase Securities issuable under this Agreement, have been duly authorized by the board of directors of the Company (the “Board of Directors”) or a duly authorized committee thereof, do not conflict with the Company’s Articles of Association (as defined below), and, except for a resolution of the Pricing Committee and directions by the Pricing Committee to the Registrar and the Depositary with respect to the issue of Purchase Securities in connection with each VWAP Purchase or Regular Purchase and except as disclosed in Schedule 3(b), do not require further consent or authorization by the Company, its Board of Directors or its shareholders, (iii) this Agreement has been, and each other Transaction Document shall be on the Commencement Date, duly executed and delivered by the Company and (iv) this Agreement constitutes, and each other Transaction Document upon its execution on behalf of the Company, shall constitute, the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by (y) general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies and (z) public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation) with regards to indemnification, contribution or exculpation. The Board of Directors or duly authorized committee thereof has approved the resolutions (the “Signing Resolutions”) substantially in the form as set forth as Exhibit B attached hereto to authorize this Agreement and the transactions contemplated hereby. The Signing Resolutions are valid, in full force and effect and have not been modified or supplemented in any material respect other than by the resolutions regarding the registration statement referred to in Section 4 hereof. The Company has delivered to the Buyer a true and correct copy of the Signing Resolutions as approved by the Board of Directors.

(c)       Capitalization. As of the date hereof, the issued share capital of the Company consists of 3,345,812,213 Ordinary Shares of £0.01 per share, of which 3,341,104,900 Ordinary Shares are held in the name of Deutsche Bank AG London, the nominee of the Depositary, there are outstanding options to purchase 94,349,035 Ordinary Shares and 88,734,172 Ordinary Shares are reserved for future issuance pursuant to the Company’s 2014 equity incentive plan. All of the 3,345,812,213 Ordinary Shares issued and outstanding have been, validly issued and are fully paid and non-assessable. Except as disclosed in Schedule 3(c), none of the Securities shall be subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company. Except as disclosed in Schedule 3(c), (i) there are no outstanding debt securities of the Company or any of its Subsidiaries, (ii) there are no outstanding options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any securities of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional securities of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any securities of the Company or any of its Subsidiaries, (iii) except the Registration Rights Agreement, there are no material agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act on the Registration Statement, (iv) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries, (v) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in this Agreement and (vi) the Company does not have any share appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. The Company has furnished or made available to the Buyer a true and correct copy of the Company’s Articles of Association, as amended and as in effect on the date hereof (the “Articles of Association”).

(d)       Issuance of Securities. Except as disclosed in Schedule 3(b), the Securities have been duly authorized and, upon issuance (and payment therefore in the case of the Purchase Ordinary Shares) in accordance with the terms hereof, shall be (i) validly issued, fully paid and non-assessable and (ii) free from all taxes, liens and charges with respect to the issuance thereof and (iii) entitled to the rights set forth in the Deposit Agreement. Upon the issuance of the Commitment Ordinary Shares and the Purchase Ordinary Shares in accordance with the terms hereof, they will be (A) duly deposited with the Depositary in accordance with the Deposit Agreement (except in the case of the Commitment ADSs, which shall be duly deposited with the Depositary prior to Commencement), (B) properly and validly allotted and issued, fully paid and nonassessable and (C) free from all taxes and liens with respect to the issuance thereof. The holders of the Commitment Ordinary Shares and Purchase Ordinary Shares, upon issuance, will be entitled to all rights accorded to a holder of Ordinary Shares. Upon issuance in accordance with the terms and conditions of this Agreement and the Deposit Agreement, the Commitment ADSs and the Purchase ADSs shall be validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof, and entitled to the rights set forth in the Deposit Agreement.

(e)       No Conflicts. Except as disclosed in Schedule 3(e), the execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) result in a violation of the Articles of Association or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or result, to the Company’s knowledge, in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the Principal Market applicable to the Company or any of its Subsidiaries) or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except in the case of conflicts, defaults, terminations, amendments, accelerations, cancellations and violations under clause (ii), which could not reasonably be expected to result in a Material Adverse Effect. Except as disclosed in Schedule 3(e), neither the Company nor its Subsidiaries is in violation of any term of or in default under its Articles of Association. Except as disclosed in Schedule 3(e), neither the Company nor any of its Subsidiaries is in violation of any term of or is in default under any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its Subsidiaries, except for possible violations, defaults, terminations or amendments that could not reasonably be expected to have a Material Adverse Effect. The business of the Company and its Subsidiaries is not being conducted, and shall not be conducted, in violation of any law, ordinance, or regulation of any governmental entity, except for possible violations, the sanctions for which either individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. Except as specifically contemplated by this Agreement, reporting obligations under the 1934 Act or as required under the 1933 Act or applicable state securities laws or the filing of a Listing of Additional Shares Notification Form with the Principal Market, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents in accordance with the terms hereof or thereof. Except as disclosed in Schedule 3(e) and for reporting obligations under the 1934 Act, all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence shall be obtained or effected on or prior to the Commencement Date. Except as disclosed in Schedule 3(e), the Company is not subject to any notices or actions from or to the Principal Market, other than routine matters incident to listing on the Principal Market and not involving a violation of the rules of the Principal Market. Except as disclosed in Schedule 3(e), to the Company’s knowledge, the Principal Market has not commenced any delisting proceedings against the Company.

(f)       SEC Documents; Financial Statements. Except as disclosed in Schedule 3(f), since March 31, 2019, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). Except as disclosed in Schedule 3(f), as of their respective dates (except as they have been correctly amended), the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC (except as they may have been properly amended), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates (except as they have been properly amended), the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as disclosed in Schedule 3(f) or routine correspondence, such as comment letters and notices of effectiveness in connection with previously filed registration statements or periodic reports publicly available on EDGAR, to the Company’s knowledge, the Company or any of its Subsidiaries are not on the date hereof the subject of any inquiry, investigation or action by the SEC.

(g)       Absence of Certain Changes. Except as disclosed in Schedule 3(g), since March 31, 2020, there has been no material adverse change in the business, properties, operations, financial condition or results of operations of the Company or its Subsidiaries taken as a whole. For purposes of this Agreement, neither a decrease in cash or cash equivalents or in the market price of the Securities nor losses incurred in the ordinary course of the Company’s business shall be deemed or considered a material adverse change. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any Bankruptcy Law nor does the Company or any of its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy or insolvency proceedings. The Company is financially solvent and is generally able to pay its debts as they become due.

(h)       Absence of Litigation. Except as disclosed in Schedule 3(h), to the Company’s knowledge, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against the Company, the Securities or any of the Company’s Subsidiaries or any of the Company’s or the Company’s Subsidiaries’ officers or directors in their capacities as such, which could reasonably be expected to have a Material Adverse Effect (each, an “Action”). A description of each such Action, if any, is set forth in Schedule 3(h).

(i)       Acknowledgment Regarding Buyer’s Status. The Company acknowledges and agrees that the Buyer is acting solely in the capacity of arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that the Buyer is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby and any advice given by the Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Buyer’s purchase of the Securities. The Company further represents to the Buyer that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives and advisors.

(j)       Intellectual Property Rights. To the Company’s knowledge, the Company and its Subsidiaries own or possess adequate rights or licenses to use all material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights (collectively, “Intellectual Property”) necessary to conduct their respective businesses as now conducted, except as set forth in Schedule 3(j) or to the extent that the failure to own, possess, license or otherwise hold adequate rights to use Intellectual Property would not, individually or in the aggregate, have a Material Adverse Effect. Except as disclosed in Schedule 3(j), to the Company’s knowledge, none of the Company’s active and registered Intellectual Property have expired or terminated, or, by the terms and conditions thereof, will expire or terminate within two years from the date of this Agreement, except as would not reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries do not have any knowledge of any infringement by the Company or its Subsidiaries of any Intellectual Property of others and, except as set forth on Schedule 3(j), there is no claim, action or proceeding being made or brought against, or to the Company’s knowledge, being threatened against, the Company or its Subsidiaries regarding Intellectual Property, which could reasonably be expected to have a Material Adverse Effect.

(k)       Environmental Laws. To the Company’s knowledge, the Company and its Subsidiaries (i) are in material compliance with any and all applicable foreign, English, U.S. federal, state and local laws and regulations relating to the protection of human health and safety or the environment and with respect to hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all material permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in material compliance with all terms and conditions of any such permit, license or approval, except where, in each of the three foregoing clauses, the failure to so comply or receive such approvals could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(l)       Title. The Company and its Subsidiaries have good and marketable title to all personal property owned by them that is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in Schedule 3(l) or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries or could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Any real property and facilities held under lease by the Company and any of its Subsidiaries, to the Company’s knowledge, are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

(m)       Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be reasonable and customary in the businesses in which the Company and its Subsidiaries are engaged. To the Company’s knowledge, since January 1, 2018, neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiary, to the Company’s knowledge, will be unable to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.

(n)       Regulatory Permits. The Company and its Subsidiaries possess all material certificates, authorizations and permits issued by the appropriate English, U.S. federal, state or foreign regulatory authorities necessary to conduct their respective businesses as currently conducted, except when the failure to so possess such certificates, authorizations or permits could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any written notice of proceedings relating to the revocation or modification of any such material certificate, authorization or permit.

(o)       Tax Status. The Company and each of its Subsidiaries has made or filed all foreign, English and U.S. federal and state income and all other material tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books reserves reasonably adequate for the payment of all unpaid and unreported taxes or filed valid extensions) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books reserves reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. To the Company’s knowledge, there are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction.

(p)       Transactions With Affiliates. Except as set forth on Schedule 3(p), and other than the grant or exercise of stock options or any other equity securities offered pursuant to duly adopted stock or incentive compensation plans as disclosed on Schedule 3(c), none of the officers, directors or employees of the Company is on the date hereof a party to any transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors and reimbursement for expenses incurred on behalf of the Company), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a material interest or is an officer, director, trustee or general partner.

(q)       Application of Takeover Protections. The Company and its Board of Directors have taken or will take prior to the Commencement Date all necessary action, if any, in order, to the extent that they are reasonably able to do so, to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Articles of Association or the laws of the jurisdiction of its organization, which is or could become applicable to the Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and the Buyer’s ownership of the Securities.

4.       COVENANTS.

(a)       Filing of Form 6-K and Registration Statement. The Company agrees that it shall, within the time required under the 1934 Act, file a Report on Form 6-K disclosing this Agreement and the transaction contemplated hereby. The Company shall also file within ten (10) Business Days from the date hereof a new registration statement covering the sale of the Securities by the Buyer in accordance with the terms of the Registration Rights Agreement between the Company and the Buyer, dated as of the date hereof (“Registration Rights Agreement”).

(b)       Blue Sky. The Company shall take such action, if any, as is reasonably necessary in order to obtain an exemption for or to qualify the sale of the Securities by the Buyer under applicable securities or “Blue Sky” laws of the states of the United States in such states as is reasonably requested by the Buyer from time to time, and shall provide evidence of any such action so taken to the Buyer at its written request; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(c)       Listing. The Company shall promptly secure the listing of all of the Commitment ADSs and the Purchase ADSs upon each national securities exchange and automated quotation system that requires an application by the Company for listing, if any, upon which its ADSs are then listed (subject to official notice of issuance) and shall maintain such listing, so long as any other ADSs shall be so listed. The Company shall use its reasonable best efforts to maintain the ADS listing on the Principal Market in accordance with the requirements of the Registration Rights Agreement. Except as set forth in Schedule 4(c), neither the Company nor any of its Subsidiaries shall take any action that would be reasonably expected to result in the delisting or suspension of the ADSs on the Principal Market, unless the ADSs are promptly thereafter traded on the New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market, or the Nasdaq Capital Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section.

(d)       Limitation on Short Sales and Hedging Transactions. The Buyer agrees that beginning on the date of this Agreement and ending on the date of termination of this Agreement as provided in Section 11(k), the Buyer and its agents, representatives and affiliates shall not in any manner whatsoever enter into or effect, directly or indirectly, any (i) “short sale” (as such term is defined in Section 242.200 of Regulation SHO of the 1934 Act) of the Securities or (ii) hedging transaction, which establishes a net short position with respect to the Securities.

(e)       Issuance of Commitment Ordinary Shares. Promptly upon the execution of this Agreement, in lieu of the commitment fee of $900,000 payable by the Company to the Buyer, the Company shall issue to the Buyer as consideration for the Buyer entering into this Agreement 40,760,900 Ordinary Shares (the “Commitment Ordinary Shares”). The Commitment Ordinary Shares shall be issued in certificated or restricted book-entry form and (subject to Section 5 hereof) shall bear a restrictive legend substantially similar to the following:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, UNLESS SOLD PURSUANT TO: (1) RULE 144 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (2) AN OPINION OF HOLDER’S COUNSEL, IN A CUSTOMARY FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS.

(f)       Due Diligence. The Buyer shall have the right, from time to time as the Buyer may reasonably deem appropriate, to perform reasonable due diligence on the Company during normal business hours and subject to reasonable prior notice to the Company. The Company and its officers and employees shall provide information and reasonably cooperate with the Buyer in connection with any reasonable request by the Buyer related to the Buyer’s due diligence of the Company, including, but not limited to, any such request made by the Buyer in connection with (i) the filing of the registration statement described in Section 4(a) hereof and (ii) the Commencement; provided, however, that at no time is the Company required to disclose material nonpublic information to the Buyer or breach any obligation of confidentiality or non-disclosure to a third party or make any disclosure that could cause a waiver of attorney-client privilege. Except as may be required by law, court order or governmental authority, each party hereto agrees not to disclose any Confidential Information of the other party to any third party and shall not use the Confidential Information of such other party for any purpose other than in connection with, or in furtherance of, the transactions contemplated hereby; provided, that to the extent such disclosure is required by law, court order or governmental authority, the receiving party shall provide the disclosing party with reasonable prior written notice of such disclosure and make a reasonable effort to assist the disclosing party in obtaining a protective order preventing or limiting the disclosure and/or requiring that the Confidential Information so disclosed be used only for the purposes for which the law, court order or governmental authority requires. Each party hereto acknowledges that the Confidential Information shall remain the property of the disclosing party and agrees that it shall take all reasonable measures to protect the secrecy of any Confidential Information disclosed by the other party.

(g)       Disposition of Securities. The Buyer shall not sell or transfer any Securities except as provided in this Agreement, the Registration Rights Agreement and the “Plan of Distribution” section of the prospectus included in the Registration Statement (as defined in the Registration Rights Agreement). The Buyer shall not sell or transfer any Securities except pursuant to sales described in the “Plan of Distribution” section of the prospectus included in the Registration Statement or pursuant to Rule 144 under the 1933 Act. In the event of any sales of Securities pursuant to the Registration Statement, the Buyer will (i) effect such sales pursuant to the “Plan of Distribution” section of the prospectus included in the Registration Statement, and (ii) will comply with all applicable prospectus delivery requirements.

5.       REGISTRAR AND DEPOSITARY INSTRUCTIONS.

Promptly upon the execution of this Agreement, the Company shall deliver to the Registrar documentation in reasonable form with respect to the issuance of the Commitment Ordinary Shares. After the Registration Statement has been declared effective by the SEC and prior to the Commencement, the Company shall direct that the Commitment Ordinary Shares shall be deposited with the Depositary in accordance with the provisions of the Deposit Agreement so that ADRs evidencing the Commitment ADSs shall be issued by the Depositary to the Buyer. So long as Registration Statement has been declared effective by the SEC and the Buyer complies with its obligations in Section 4(g), all of the ADSs to be issued under this Agreement shall be issued without any restrictive legend unless the Buyer expressly consents otherwise. However, so long as the Buyer complies with the requirements of the Depositary, the Buyer may request at any time prior to the Commencement, that the Company shall direct that the Commitment Ordinary Shares to be deposited with the Depositary in accordance with the provisions of the Deposit Agreement so that ADRs evidencing the Commitment ADSs may be issued by the Depositary to the Buyer. In such case, these ADSs may be issued with a restrictive legend as required by the Depositary.

6.        CONDITIONS TO THE COMPANY’S RIGHT TO COMMENCE SALES OF SECURITIES UNDER THIS AGREEMENT.

The right of the Company hereunder to commence sales of the Purchase Securities is subject to the satisfaction of each of the following conditions on or before the Commencement Date (the date that the Company may begin sales of Purchase Securities):

(a)       The Buyer shall have executed each of the Transaction Documents and delivered the same to the Company;

(b)       The representations and warranties of the Buyer shall be true and correct as of the Commencement Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct in all material respects as of such specific date) and the Buyer shall have performed, satisfied and complied in all material respects with the covenants and agreements required by this Agreement to be performed, satisfied or complied with by the Buyer at or prior to the Commencement Date; and

(c)       A registration statement covering the sale of the Commitment ADSs and the Purchase ADSs by the Buyer shall have been declared effective under the 1933 Act by the SEC and no stop order with respect to the registration statement shall be pending or threatened by the SEC.

7.        CONDITIONS TO THE BUYER’S OBLIGATION TO MAKE PURCHASES OF SECURITIES.

The obligation of the Buyer to buy Purchase Securities under this Agreement is subject to the satisfaction of each of the following conditions on or before the Commencement Date (the date that the Company may begin sales of Purchase Securities) and once such conditions have been initially satisfied, there shall not be any ongoing obligation to satisfy such conditions after the Commencement has occurred:

(a)       The Company shall have executed each of the Transaction Documents and delivered the same to the Buyer;

(b)       Assuming that the Buyer shall have surrendered the originally issued certificate(s) representing the Commitment Ordinary Shares, the Commitment ADSs shall have been issued (or reissued) to the Buyer without any restrictive legend;

(c)       The ADSs shall be authorized for quotation on the Principal Market, trading in the ADSs shall not have been within the last 365 days suspended by the SEC or the Principal Market, other than a general halt in trading in the ADSs by the Principal Market under halt codes indicating pending or released material news, and the Securities shall be approved for listing upon the Principal Market;

(d)       The Buyer shall have received the opinion of the Company’s United Kingdom and United States legal counsel dated as of the Commencement Date in customary form and substance;

(e)       The representations and warranties of the Company shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 3 above, in which case, such representations and warranties shall be true and correct without further qualification) as of the date of this Agreement and as of the Commencement Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct in all material respects as of such specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Commencement Date. The Buyer shall have received a certificate, executed by the financial controller of the Company, dated as of the Commencement Date, to the foregoing effect in the form attached hereto as Exhibit A;

(f)       The Board of Directors or a duly authorized committee thereof shall have adopted resolutions substantially in the form attached hereto as Exhibit B, which shall be in full force and effect without any amendment or supplement thereto as of the Commencement Date;

(g)       Registrar instructions and Depositary instructions, in form acceptable to the Buyer and to the Company, shall have been signed by the Company and the Buyer and shall have been delivered to the Registrar and the Depositary as applicable;

(h)       The Company shall have delivered to the Buyer a certificate evidencing the good standing of the Company in England and Wales issued by the applicable authority of such jurisdiction as of a date within ten (10) Business Days of the Commencement Date;

(i)       The Company shall have delivered to the Buyer a financial controller’s certificate executed by the financial controller of the Company, dated as of the Commencement Date, in the form attached hereto as Exhibit C;

(j)       A registration statement covering the sale of (i) all of the Commitment ADSs and (ii) such number of additional Purchase ADSs as reasonably determined by the Company shall have been declared effective under the 1933 Act by the SEC and no stop order with respect thereto shall be pending or threatened by the SEC. The Company shall have prepared and delivered to the Buyer a final and complete form of prospectus, dated and current as of the Commencement Date, to be used by the Buyer in connection with any sales of any ADSs, and to be filed by the Company one (1) Business Day after the Commencement Date pursuant to Rule 424(b). The Company shall have made all filings under all applicable United Kingdom, English, United States federal and state securities laws necessary to consummate the issuance of the Commitment Securities and the Purchase Securities pursuant to this Agreement in compliance with such laws;

(k)       No Event of Default has occurred and is continuing, or any event which, after notice and/or lapse of time, would become an Event of Default has occurred;

(l)       On or prior to the Commencement Date, the Company shall take all necessary action, if any, and such actions as reasonably requested by the Buyer, in order, to the extent that the Company is reasonably able to do so, to render inapplicable any control share acquisition, business combination, shareholder rights plan or poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Articles of Association or the laws of the jurisdiction of its organization, that is or could become applicable to the Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company's issuance of the Securities and the Buyer's ownership of the Securities; and

(m)       The Company shall have provided the Buyer with the information reasonably requested by the Buyer in connection with its due diligence requests made prior to, or in connection with, the Commencement, in accordance with the terms of Section 4(f) hereof.

8.	INDEMNIFICATION.

In consideration of the Buyer’s execution and delivery of the Transaction Documents and acquiring the Securities hereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless the Buyer and all of its affiliates, members, officers, directors, and employees, and any of the foregoing person’s agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all third party actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, or (c) any cause of action, suit or claim brought or made against such Indemnitee and arising out of or resulting from the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, other than with respect to Indemnified Liabilities which directly and primarily result from (A) a breach of any of the Buyer’s representations and warranties, covenants or agreements contained in this Agreement, or (B) the gross negligence, bad faith or willful misconduct of the Buyer or any other Indemnitee. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

9.       EVENTS OF DEFAULT.

An “Event of Default” shall be deemed to have occurred at any time as any of the following events occurs:

(a)       during any period in which the effectiveness of any registration statement is required to be maintained pursuant to the terms of the Registration Rights Agreement, the effectiveness of such registration statement lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to the Buyer for the sale of all of the Registrable Securities (as defined in the Registration Rights Agreement), and such lapse or unavailability continues for a period of ten (10) consecutive Business Days or for more than an aggregate of thirty (30) Business Days in any 365-day period, which is not in connection with a Permitted Delay (as defined in the Registration Rights Agreement), post-effective amendment to any such registration statement or the filing of a new registration statement; provided, however, that in connection with any post-effective amendment to such registration statement or filing of a new registration statement that is required to be declared effective by the SEC, such lapse or unavailability may continue for a period of no more than thirty (30) consecutive Business Days, which such period shall be extended for an additional thirty (30) Business Days if the Company receives a comment letter from the SEC in connection therewith;

(b)       the suspension from trading or failure of the ADSs to be listed on a Principal Market for a period of three (3) consecutive Business Days;

(c)       the delisting of the ADSs from the Principal Market, if the ADSs are not promptly thereafter trading on the New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market, or the Nasdaq Capital Market;

(d)       the failure for any reason by the Registrar or the Depositary to issue Purchase Securities to the Buyer within five (5) Business Days after payment therefore by the Buyer has been received by the Company that the Buyer is entitled to receive under this Agreement;

(e)       the Company’s breach of any representation or warranty (as of the dates made), covenant or other term or condition under any Transaction Document if such breach could reasonably be expected to have a Material Adverse Effect and except, in the case of a breach of a covenant which is reasonably curable, only if such breach continues uncured for a period of at least five (5) Business Days;

(f)       if any Person commences a proceeding against the Company pursuant to or within the meaning of any Bankruptcy Law;

(g)       if the Company pursuant to or within the meaning of any Bankruptcy Law; (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, (D) makes a general assignment for the benefit of its creditors or (E) becomes insolvent; or

(h)       a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against the Company in an involuntary case, (B) appoints a Custodian of the Company or for all or substantially all of its property, or (C) orders the liquidation of the Company or any Subsidiary.

So long as an Event of Default has occurred and is continuing, or any event which, after notice and/or lapse of time, would become an Event of Default has occurred and is continuing, or if the Closing Sale Price on the relevant Purchase Date is below the Floor Price, the Company may not require and the Buyer shall not be obligated or permitted to purchase any Securities under this Agreement. If pursuant to or within the meaning of any Bankruptcy Law, the Company commences a voluntary case or any Person commences a proceeding against the Company, a Custodian is appointed for the Company or for all or substantially all of its property, or the Company makes a general assignment for the benefit of its creditors, (any of which would be an Event of Default as described in Sections 9(f), 9(g) and 9(h) hereof) this Agreement shall automatically terminate without any liability or payment to the Company without further action or notice by any Person. No such termination of this Agreement under Section 11(k)(i) shall affect the Company’s or the Buyer’s obligations under this Agreement with respect to pending purchases and the Company and the Buyer shall complete their respective obligations with respect to any pending purchases under this Agreement.

10.       CERTAIN DEFINED TERMS.

For purposes of this Agreement, the following terms shall have the following meanings:

(a)       “1933 Act” means the Securities Act of 1933, as amended.

(b)       “Available Amount” means initially Thirty Million Dollars ($30,000,000) in the aggregate which amount shall be reduced by the Purchase Amount each time the Buyer purchases Purchase Securities pursuant to Section 1 hereof but which amount shall not be reduced by the Commitment Securities issued pursuant to Section 4(e) hereof.

(c)       “Bankruptcy Law” means Title 11, U.S. Code, or any similar United Kingdom, English, United States federal or state law for the relief of debtors.

(d)       “Business Day” means any day on which the Principal Market is open for trading during normal trading hours (i.e., 9:30 a.m. to 4:00 p.m. Eastern Time), including any day on which the Principal Market is open for trading for a period of time less than the customary time.

(e)       “Closing Sale Price” means the last closing trade price for the ADSs on the Principal Market as reported by the Principal Market.

(f)       “Confidential Information” means any information disclosed by either party to the other party, either directly or indirectly, in writing, orally or by inspection of tangible objects (including, without limitation, documents, prototypes, samples, plant and equipment), which is designated as "Confidential," "Proprietary" or some similar designation. Information communicated orally shall be considered Confidential Information if such information is expressly identified as Confidential Information at the time of such initial disclosure and confirmed in writing as being Confidential Information within ten (10) Business Days after the initial disclosure. Confidential Information may also include information disclosed to a disclosing party by third parties. Confidential Information shall not, however, include any information which (i) was publicly known and made generally available in the public domain prior to the time of disclosure by the disclosing party; (ii) becomes publicly known and made generally available after disclosure by the disclosing party to the receiving party through no action or inaction of the receiving party; (iii) is already in the possession of the receiving party at the time of disclosure by the disclosing party as shown by the receiving party’s files and records immediately prior to the time of disclosure; (iv) is obtained by the receiving party from a third party without a breach of such third party’s obligations of confidentiality; or (v) is independently developed by the receiving party without use of or reference to the disclosing party’s Confidential Information, as shown by documents and other competent evidence in the receiving party’s possession.

(g)       “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

(h)       “Eastern Time” means the time of the fifth time zone west of Greenwich, England that includes the eastern United States.

(i)       “Maturity Date” means the date that is thirty (30) months from the Commencement Date.

(j)       “Person” means an individual or entity including any limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(k)       “Principal Market” means the Nasdaq Capital Market; provided however, that in the event the Company’s ADSs are ever listed or traded on the New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market, or the Nasdaq Capital Market, then the “Principal Market” shall mean such other market or exchange on which the Company’s ADSs are then listed or traded.

(l)       “Purchase Amount” means, with respect to any particular purchase made hereunder, the portion of the Available Amount to be purchased by the Buyer pursuant to any other purchase pursuant to Section 1 hereof as set forth in a valid Purchase Notice or VWAP Purchase Notice which the Company delivers to the Buyer.

(m)       “Purchase Date” means, with respect to any Regular Purchase made hereunder, the Business Day of receipt by the Buyer of a valid Purchase Notice that the Buyer is to buy Purchase Securities pursuant to Section 1(b) hereof.

(n)        “Purchase Notice” shall mean an irrevocable written notice from the Company to the Buyer directing the Buyer to buy Purchase Securities pursuant to Section 1(b) hereof as specified by the Company therein at the applicable Purchase Price on the Purchase Date.

(o)        “Purchase Price” means the lesser of (i) the lowest Sale Price of the ADSs on the Purchase Date or (ii) the arithmetic average of the three (3) lowest Closing Sale Prices for the ADSs during the ten (10) consecutive Business Days ending on the Business Day immediately preceding such Purchase Date (to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction).

(p)       “Registrar” means the Registrar of the Company as set forth in Section 11(f) hereof or such other person who is then serving as the Registrar for the Company in respect of the Ordinary Shares.

(q)       “Sale Price” means any trade price for the ADSs on the Principal Market during normal trading hours, as reported by the Principal Market.

(r)       “SEC” means the U.S. Securities and Exchange Commission.

(s)       “VWAP Minimum Price Threshold” means, with respect to any particular VWAP Purchase Notice, the Sale Price on the VWAP Purchase Date equal to the greater of (i) 80% of the Closing Sale Price on the Business Day immediately preceding the VWAP Purchase Date or (ii) such higher price as set forth by the Company in the VWAP Purchase Notice.

(t)       “VWAP Purchase Amount” means, with respect to any particular VWAP Purchase Notice, the portion of the Available Amount to be purchased by the Buyer pursuant to Section 1(c) hereof pursuant to a valid VWAP Purchase Notice which requires the Buyer to buy the VWAP Purchase ADS Percentage of the aggregate ADSs traded on the Principal Market during normal trading hours on the VWAP Purchase Date up to the VWAP Purchase ADS Volume Maximum, subject to the VWAP Minimum Price Threshold.

(u)       “VWAP Purchase Date” means, with respect to any VWAP Purchase made hereunder, the Business Day immediately following the receipt by the Buyer of a valid VWAP Purchase Notice that the Buyer is to buy Purchase ADSs pursuant to Section 1(c) hereof.

(v)       “VWAP Purchase Notice” shall mean an irrevocable written notice from the Company to the Buyer directing the Buyer to buy Purchase ADSs on the VWAP Purchase Date pursuant to Section 1(c) hereof as specified by the Company therein at the applicable VWAP Purchase Price with the applicable VWAP Purchase ADS Percentage specified therein.

(w)       “VWAP Purchase ADS Percentage” means, with respect to any particular VWAP Purchase Notice pursuant to Section 1(c) hereof, the percentage set forth in the VWAP Purchase Notice which the Buyer will be required to buy as a specified percentage of the aggregate ADSs traded on the Principal Market during normal trading hours up to the VWAP Purchase ADS Volume Maximum on the VWAP Purchase Date subject to Section 1(c) hereof but in no event shall this percentage exceed thirty percent (30%) of such VWAP Purchase Date’s ADS trading volume of the ADSs on the Principal Market during normal trading hours.

(x)        “VWAP Purchase Price” means the lesser of (i) the Closing Sale Price on the VWAP Purchase Date; or (ii) ninety-seven percent (97%) of volume weighted average price for the ADSs traded on the Principal Market during normal trading hours on (A) the VWAP Purchase Date if the aggregate ADSs traded on the Principal Market on the VWAP Purchase Date have not exceeded the VWAP Purchase ADS Volume Maximum and the Sale Price of ADSs has not fallen below the VWAP Minimum Price Threshold (to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction), or (B) the portion of the VWAP Purchase Date until such time as the sooner to occur of (1) the time at which the aggregate ADSs traded on the Principal Market has exceeded the VWAP Purchase ADS Volume Maximum, or (2) the time at which the Sale Price of ADSs falls below the VWAP Minimum Price Threshold (to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction).

(y)        “VWAP Purchase ADS Estimate” means the number of ADSs that the Company elects to set forth in a VWAP Purchase Notice in connection with a VWAP Purchase pursuant to Section 1(c) hereof which is the maximum number of ADSs that the Buyer may be obligated to buy in such VWAP Purchase but which shall not exceed 250,000 ADSs for any one VWAP Purchase (to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction).

(z)       “VWAP Purchase ADS Volume Maximum” means a number of ADSs traded on the Principal Market during normal trading hours on the VWAP Purchase Date equal to: (i) the VWAP Purchase ADS Estimate, divided by (ii) the VWAP Purchase ADS Percentage (to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction).

11.       MISCELLANEOUS.

(a)       Governing Law; Jurisdiction; Jury Trial. The corporate laws of England and Wales shall govern all issues concerning the relative rights of the Company and its shareholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement and the other Transaction Documents shall be governed by the internal laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Illinois. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of Chicago, for the adjudication of any dispute hereunder or under the other Transaction Documents or in connection herewith or therewith, or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b)       Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile or pdf (or other electronic reproduction) signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or PDF (or other electronic reproduction) signature.

(c)       Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d)       Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e)       Entire Agreement. This Agreement and the Registration Rights Agreement supersede all other prior oral or written agreements between the Buyer, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the other Transaction Documents and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. Each of the Company and the Buyer acknowledges and agrees that it has not relied on, in any manner whatsoever, any representations or statements, written or oral, other than as expressly set forth in this Agreement. The Buyer and the Company agree that that certain Securities Purchase Agreement, dated as of September 26, 2018 by and between the Company and the Buyer is hereby terminated as of the date hereof.

(f)       Notices. Any notices, consents or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); (iii) upon receipt, when sent by electronic message (provided the recipient responds to the message and confirmation of both electronic messages are kept on file by the sending party); or (iv) one (1) Business Day after timely deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Akari Therapeutics, Plc

75/76 Wimpole Street

London W1G 9RT

United Kingdom

Telephone: 44 20 8004 0270

Facsimile: None

Attention: Clive Richardson

Email: clive.richardson@akaritx.com

With a copy (which shall not constitute notice) to:

McDermott Will & Emery LLP

340 Madison Avenue
New York, NY 10173

Telephone: 1 212 547 5352

Facsimile: 1 646 390 0820

Attention: Todd Finger or Gary Emmanuel

Email: tfinger@mwe.com or gemmanuel@mwe.com

If to the Buyer:

Aspire Capital Fund, LLC

155 North Wacker Drive, Suite 1600

Chicago, IL 60606

Telephone: 1 312-658-0400

Facsimile: 1 312-658-4005

Attention: Steven G. Martin

Email: smartin@aspirecapital.com

With a copy to (which shall not constitute delivery to the Buyer):

Morrison & Foerster LLP

2000 Pennsylvania Avenue, NW, Suite 6000

Washington, DC 20006

Telephone: 1 202-778-1603

Facsimile: 1 202-887-0763

Attention: David M Lynn, Esq.

Email: dlynn@mofo.com

If to the Registrar:

SLC Registrars

Elder House, St Georges Business Park

Brooklands Road

Weybridge, Surrey KT13 0TS

United Kingdom

Telephone: 44 (0)1903 706150

Facsimile: 44 (0)333 207 6354

Attention: Ms Charlotte Sugden

Email: office@slcregistrars.com or charlotte.sugden@slcregistrars.com or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party at least one (1) Business Day prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, and recipient facsimile number, (C) electronically generated by the sender’s electronic mail containing the time, date and recipient email address or (D) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of receipt in accordance with clause (i), (ii), (iii) or (iv) above, respectively.

(g)       Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Buyer, including by merger or consolidation; provided, however, that any transaction, whether by merger, reorganization, restructuring, consolidation, financing or otherwise, whereby the Company remains the surviving entity immediately after such transaction shall not be deemed a succession or assignment. The Buyer may not assign its rights or obligations under this Agreement.

(h)       No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(i)       Publicity. The Buyer shall have the right to approve before issuance any press release, SEC filing or any other public disclosure made by or on behalf of the Company whatsoever with respect to, in any manner, the Buyer, its purchases hereunder or any aspect of this Agreement or the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Buyer, to make any press release or other public disclosure (including any filings with the SEC) with respect to such transactions as is required by applicable law and regulations so long as the Company and its counsel consult with the Buyer in connection with any such press release or other public disclosure at least one (1) Business Day prior to its release; provided, however, that the Company’s obligations pursuant to this Section 11(i) shall not apply if the material provisions of such press release, SEC filing, or other public disclosure previously has been publicly disclosed by the Company in accordance with this Section 11(i). The Buyer must be provided with a copy thereof at least one (1) Business Day prior to any release or use by the Company thereof.

(j)       Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k)       Termination. This Agreement may be terminated only as follows:

(i)       If pursuant to or within the meaning of any Bankruptcy Law, the Company commences a voluntary case or any Person commences a proceeding against the Company, a Custodian is appointed for the Company or for all or substantially all of its property, or the Company makes a general assignment for the benefit of its creditors, (any of which would be an Event of Default as described in Sections 9(f), 9(g) and 9(h) hereof) this Agreement shall automatically terminate without any liability or payment to the Company without further action or notice by any Person. No such termination of this Agreement under this Section 11(k)(i) shall affect the Company’s or the Buyer’s obligations under this Agreement with respect to pending purchases and the Company and the Buyer shall complete their respective obligations with respect to any pending purchases under this Agreement.

(ii)       In the event that the Commencement shall not have occurred the Company shall have the option to terminate this Agreement for any reason or for no reason without any liability whatsoever of either party to the other party under this Agreement except as set forth in Section 11(k)(viii) hereof.

(iii)       In the event that the Commencement shall not have occurred on or before the one year anniversary of the date of this Agreement, due to the failure to satisfy any of the conditions set forth in Sections 6 and 7 above with respect to the Commencement, this Agreement shall automatically terminate without any liability or payment to the Company without further action or notice by any Person.

(iv)       At any time after the Commencement Date, the Company shall have the option to terminate this Agreement for any reason or for no reason by delivering notice (a “Company Termination Notice”) to the Buyer electing to terminate this Agreement without any liability whatsoever of either party to the other party under this Agreement except as set forth in Section 11(k)(viii) hereof. The Company Termination Notice shall not be effective until one (1) Business Day after it has been received by the Buyer.

(v)       This Agreement shall automatically terminate on the date that the Company sells and the Buyer purchases the full Available Amount as provided herein, without any action or notice on the part of any party and without any liability whatsoever of any party to any other party under this Agreement except as set forth in Section 11(k)(viii) hereof.

(vi)       If by the Maturity Date for any reason or for no reason the full Available Amount under this Agreement has not been purchased as provided for in Section 1 of this Agreement, this Agreement shall automatically terminate on the Maturity Date, without any action or notice on the part of any party and without any liability whatsoever of any party to any other party under this Agreement except as set forth in Section 11(k)(viii) hereof.

(vii) Except as set forth in Sections 11(k)(i) (in respect of an Event of Default under Sections 9(f), 9(g) and 9(h)), 11(k)(v) and 11(k)(vi), any termination of this Agreement pursuant to this Section 11(k) shall be effected by written notice from the Company to the Buyer setting forth the basis for the termination hereof.

(viii)       The representations and warranties of the Company and the Buyer contained in Sections 2, 3 and 5 hereof, the indemnification provisions set forth in Section 8 hereof and the agreements and covenants set forth in Sections 4(e), 4(g) and 11, shall survive the Commencement and any termination of this Agreement. No termination of this Agreement shall affect the Company’s or the Buyer’s rights or obligations (i) under the Registration Rights Agreement, which shall survive any such termination in accordance with its terms, or (ii) under this Agreement with respect to pending purchases and the Company and the Buyer shall complete their respective obligations with respect to any pending purchases under this Agreement.

(l)       No Financial Advisor, Placement Agent, Broker or Finder. The Company represents and warrants to the Buyer that it has not engaged any financial advisor, placement agent, broker or finder in connection with the transactions contemplated hereby. The Buyer represents and warrants to the Company that it has not engaged any financial advisor, placement agent, broker or finder in connection with the transactions contemplated hereby. Each party shall be responsible for the payment of any fees or commissions, if any, of any financial advisor, placement agent, broker or finder engaged by such party relating to or arising out of the transactions contemplated hereby. Each party shall pay, and hold the other party harmless against, any liability, loss or expense (including, without limitation, attorneys' fees and out of pocket expenses) arising in connection with any such claim.

(m)       No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(n)       Failure or Indulgence Not Waiver. No failure or delay in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

* * * * *

IN WITNESS WHEREOF, the Buyer and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

THE COMPANY:

AKARI THERAPEUTICS, PLC

By: /s/ Clive Richardson

Name: Clive Richardson

Title: Director & CEO

BUYER:

ASPIRE CAPITAL FUND, LLC

BY: ASPIRE CAPITAL PARTNERS, LLC

BY: SGM HOLDINGS CORP.

By: /s/ Steven G. Martin

Name: Steven G. Martin

Title: President